Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of debt securities, contingent convertible securities and ordinary shares (and rights thereto) that may be offered and sold by Barclays, as well as, if appropriate, American Depositary Shares representing all or a portion of such ordinary shares (collectively, “Securities”). Such Securities are or will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays or Company Secretary, and each of them, with full power in each of them to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments to Registration Statement No. 333-173886 and other Registration Statements) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: September 6, 2013	By:	/s/ Joe Busuttil
Joe Busuttil
Authorized Representative in the United States